UNITED STATES
Securities and Exchange Commission
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLIFFS NATURAL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

On June 12, 2014, Cliffs Natural Resources issued the following statement in response to the filing of a definitive proxy statement by Casablanca Capital LP:

“The Company’s Board and new management team led by Gary Halverson have taken - and will continue to take - decisive steps to reduce costs and prudently allocate capital while steadily improving Cliffs’ financial and operating performance, including through the ongoing, comprehensive review of our portfolio of assets and strategic options. This Board and management team is best positioned to deal with the difficult price environment Cliffs is dealing with today. Change is already underway at Cliffs and we remain committed to enhancing value for all of our shareholders. Based on discussions with various shareholders, the Board of Directors is nominating a slate of nine directors for its eleven-person Board. As a result, we believe that at least two of Casablanca’s proposed nominees will be elected to the Cliffs Board, so shareholders should vote using the Company’s WHITE proxy card.”

Forward-Looking Statements

This statement contains forward-looking statements within the meaning of the federal securities laws. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties relating to Cliffs' operations and business environment that are difficult to predict and may be beyond Cliffs' control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements for a variety of reasons including without limitation: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; our actual levels of capital spending; uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand and any slowing of the economic growth rate in China; a currently pending proxy contest and any other actions of activist shareholders; our ability to successfully integrate acquired companies into our operations and achieve post-acquisition synergies, including without limitation, Cliffs Quebec Iron Mining Limited (formerly Consolidated Thompson Iron Mining Limited); our ability to successfully identify and consummate any strategic investments and complete planned divestitures; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding any modifications to sales contract provisions; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to  cost-effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and other factors and risks that are set forth in the Company's most recently filed reports with the U.S. Securities and Exchange Commission (the "SEC"). The information contained herein speaks as of the date of this statement and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this statement.

Important Additional Information

Cliffs, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Cliffs' shareholders in connection with the matters to be considered at Cliffs' 2014 Annual Meeting. Cliffs filed a definitive proxy statement with the SEC on June 10, 2014 in connection with any such solicitation of proxies from Cliffs' shareholders. CLIFFS' SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Cliffs' directors and executive officers in Cliffs' shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with Cliffs' 2014 Annual Meeting. Information can also be found in Cliffs' Annual Report on Form 10-K for the year ended Dec. 31, 2013, filed with the SEC on Feb. 14, 2014, as amended and filed with the SEC on April 30, 2014, and Cliffs' definitive proxy statement on Schedule 14A, filed with the SEC on June 10, 2014. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by Cliffs with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Cliffs' website at www.cliffsnr.com or by contacting James Graham, Vice President, Chief Legal Officer & Secretary at (216) 694-5504. Shareholders may also contact D.F. King & Co., Inc., Cliffs' proxy solicitor, toll-free at (800) 487-4870 or by email at cliffs@dfking.com.

CONTACTS:

Jessica Moran Director, Investor Relations (216) 694-6532	Patricia Persico Director, Global Communications (216) 694-5316
Jordan Kovler D.F. King & Co., Inc. (212) 493-6990	Joele Frank, Meaghan Repko or Andi Rose Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

# # #